Exhibit 99.1

Rubicon Project Reports Fourth Quarter 2016 Results
LOS ANGELES, California – March 14, 2017 – Rubicon Project (NYSE: RUBI), which operates one of the largest advertising marketplaces in the world, today reported its results of operations for the fourth quarter and year ended December 31, 2016.
Fourth Quarter Financial Results

•	Revenue was $72.7 million, compared to $94.0 million for the fourth quarter of 2015; Non-GAAP net revenue(1) was $66.9 million, compared to $83.7 million for the fourth quarter of 2015.

•
Net loss(3) was $21.2 million, or diluted loss per share(3) of $0.44, compared to net income of $20.4 million, or diluted income per share of $0.43 for the fourth quarter of 2015. Included in the net loss for the fourth quarter of 2016 were impairment of intangible assets expense of $23.5 million and restructuring and other exits costs of $3.3 million.

•	Adjusted EBITDA(1) was $21.7 million, compared to Adjusted EBITDA of $36.0 million for the fourth quarter of 2015.

•	Non-GAAP earnings per share(1)(3) was $0.37 for the fourth quarter of 2016, compared to $0.74 for the fourth quarter of 2015.
Full Year 2016 Financial Results

•	Revenue was $278.2 million compared to $248.5 million for 2015; Non-GAAP net revenue(1) was $256.1 million compared to $227.3 million for 2015.

•
Net loss(3) was $18.1 million, or diluted loss per share(3) of $0.39, compared to net income of $0.4 million, or diluted income per share of $0.01 for 2015. Included in GAAP net income for 2016 were impairment of intangible assets expense of $23.5 million and restructuring and other exits costs of $3.3 million.

•	Adjusted EBITDA(1) was $70.9 million, which compares to $59.5 million for 2015.

•	Non-GAAP earnings per share(1)(3) was $1.07 for 2016, compared to $0.98 for 2015.

•	The Company ended 2016 with $190.0 million in cash and marketable securities.
“We executed well against our revised outlook for the fourth quarter, posted solid 2016 financial results, and made significant progress with products and customers during the year, despite the many challenges we faced,” said Frank Addante, Founder and Chairman of Rubicon Project.  “We made advancements in our strategic growth areas, including mobile, video and orders, while continuing to see promising results from FastLane, our solution for header bidding. Through restructuring and divestiture during the year, we strengthened our business and refocused our energies, resources and investments on what has made Rubicon Project successful for nearly a decade: our global ad exchange business. As we move into 2017, we remain focused on signing up more publishers, application developers, and adding inventory to our global exchange, a key component to drive future growth.”
In a related release, the Company announced that Michael Barrett will be joining the company as Chief Executive Officer. Frank Addante will continue with the company as Founder and Chairman focused on Rubicon Project’s vision, strategy and thought leadership for the future.

Fourth Quarter and Full Year 2016 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2016	December 31, 2015	Change	December 31, 2016	December 31, 2015	Change
Revenue	$72.7	$94.0	(23)%	$278.2	$248.5	12%
Advertising spend(1)	$277.1	$336.0	(18)%	$1,025.8	$1,004.8	2%
Non-GAAP net revenue(1)	$66.9	$83.7	(20)%	$256.1	$227.3	13%
Take rate(4)	24%	25%	(1 ppt)	25%	23%	2 ppt
Net income (loss) (3)	($21.2)	$20.4	(204)%	($18.1)	$0.4	(4,625)%
Adjusted EBITDA(1)	$21.7	$36.0	(40)%	$70.9	$59.5	19%
Adjusted EBITDA margin(2)	32%	43%	(11 ppt)	28%	26%	2 ppt
Basic net income (loss) per share	($0.44)	$0.48	(192)%	($0.39)	$0.01	(4,000)%
Diluted income (loss) per share(3)	($0.44)	$0.43	(202)%	($0.39)	$0.01	(4,000)%
Non-GAAP earnings per share(1)(3)	$0.37	$0.74	(50)%	$1.07	$0.98	9%

Definitions:
(1)
Advertising spend, non-GAAP net revenue, Adjusted EBITDA and non-GAAP earnings per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue. Reconciliations for both net income (loss) to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(3)
Net loss, diluted loss per share and non-GAAP earnings per share for the fourth quarter and full year 2016 include a tax provision and (benefit) of $0.1 million and ($4.9 million), respectively. In addition, non-GAAP earnings per share includes the tax effect of non-GAAP adjustments for the fourth quarter and full year 2016 of ($3.6) million in (benefit) and $1.6 million of expense, respectively. Our outlook does not currently reflect a tax provision or benefit, nor the tax effect of non-GAAP adjustments in future periods. Our actual results may materially differ from these expectations.

(4)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer's or seller's activity on our platform, mix of inventory or transaction types, the implementation of new products, platforms and solution features, auction dynamics, negotiations with clients, header bidding, competitive factors, and the overall development of the digital advertising ecosystem.

Q1 2017 Outlook
Q1 2017
GAAP revenue	$41 - $45 million
Non-GAAP net revenue(5)	$41 - $44 million
Adjusted EBITDA(6)	($6) - ($4) million
Non-GAAP earnings per share(6)	($0.26) - ($0.22)

Additional Notes on Q1 2017 Outlook:
(5)	Non-GAAP net revenue is calculated as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis.
(6)
We do not provide a reconciliation of our non-GAAP financial guidance for Adjusted EBITDA and non-GAAP earnings per share to the corresponding GAAP measures because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, impairment charges, and provision or benefit for income taxes) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

Fourth Quarter 2016 Results Conference Call and Webcast:
The Company will host a conference call on March 14, 2017 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2016.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10101067
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project's mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project pioneered advertising automation technology to enable the world's leading brands, content creators and application developers to trade and protect trillions of advertising requests each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP net revenue, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, and Orders opportunities, and implementation of solutions to improve the advertising experience of consumers; investments in our business; development of our technology; introduction of new offerings; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video, and Orders offerings; sales growth; client utilization of our offerings; our competitive differentiation; our leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including take rate, paid impressions, and average CPM; and factors that could affect these and other aspects of our business.

These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner in response to client demands and industry trends, including shifts in digital advertising growth from display to mobile channels; our ability to implement solutions to improve the advertising experience of consumers; the increased prevalence of header bidding and its effect on our competitive position; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, Orders, automated guaranteed, video, and guaranteed audience solutions; uncertainty of our estimates and assumptions about the mix of gross and net reported transactions; declining fees and take rate, including as a result of implementation of alternative pricing models, and the need to grow through advertising spend increases rather than fee increases; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings, compete effectively and to maintain our pricing and take rate in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net income" and "Reconciliation of GAAP EPS to non-GAAP EPS" included as part of this press release.
We define advertising spend as the buyer spending on advertising transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend allows us to compare our results to the results of companies that report all spending transacted on their platforms as GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, and other factors such as changes in the market, our execution of the business, and competition. Advertising spend may fluctuate due to seasonality and increases or decreases in average CPM and paid impressions. In addition, we generally experience higher advertising spend during the fourth quarter of a given year resulting from higher advertising budgets by advertisers and more bidding activity on our platform, which may drive higher volumes of paid impressions or average CPM. Growth in our advertising spend slowed significantly in 2016 for various reasons, including shift of spending on digital advertising from desktop, which represents the majority of our business to mobile, our delay in embracing header bidding, and absorption by competitors, principally Google and Facebook, of an increasing share of growth in spending on digital advertising.
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is one useful measure in assessing the performance of our business in periods for which our revenue includes revenue reported on a gross basis, because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we apply under GAAP across different types of transactions, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of advertising spend, and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing business. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuation in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.

We define non-GAAP earnings per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Erica Abrams
(424) 293-7388
erica@ericajabrams.com
Media Contact
Eric Bonach
Rubicon Project
(310) 207-0272
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$149,423	$116,499
Marketable securities	40,550	23,249
Accounts receivable, net	192,064	218,235
Prepaid expenses and other current assets	9,540	7,724
TOTAL CURRENT ASSETS	391,577	365,707
Marketable securities, non-current	—	13,483
Property and equipment, net	36,246	25,403
Internal use software development costs, net	16,522	13,929
Other assets, non-current	2,921	1,726
Intangible assets, net	6,804	50,783
Goodwill	65,705	65,705
TOTAL ASSETS	$519,775	$536,736
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$214,903	$247,967
Other current liabilities	3,534	2,196
TOTAL CURRENT LIABILITIES	218,437	250,163
Deferred tax liability, net	42	6,225
Other liabilities, non-current	1,783	2,247
TOTAL LIABILITIES	220,262	258,635
STOCKHOLDERS' EQUITY
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	398,787	358,406
Accumulated other comprehensive loss	(273)	(15)
Accumulated deficit	(99,001)	(80,290)
TOTAL STOCKHOLDERS' EQUITY	299,513	278,101
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$519,775	$536,736

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$72,667	$94,007	$278,221	$248,484
Expenses:
Cost of revenue(1)(2)	21,126	21,369	73,247	58,495
Sales and marketing(1)(2)	18,449	23,306	83,328	83,333
Technology and development(1)(2)	12,934	11,429	51,184	42,055
General and administrative(1)(2)	15,337	19,711	68,570	70,199
Restructuring and other exit costs	3,316	—	3,316	—
Impairment of intangible assets	23,473	—	23,473	—
Total expenses	94,635	75,815	303,118	254,082
Income (Loss) from operations	(21,968)	18,192	(24,897)	(5,598)
Other income:
Interest income, net	(132)	(45)	(491)	(59)
Other income	(166)	—	(554)	—
Foreign exchange gain, net	(601)	(19)	(939)	(1,400)
Total other income, net	(899)	(64)	(1,984)	(1,459)
Income (Loss) before income taxes	(21,069)	18,256	(22,913)	(4,139)
Provision (benefit) for income taxes	121	(2,149)	(4,860)	(4,561)
Net income (loss)	$(21,190)	$20,405	$(18,053)	$422
Net income (loss) per share:
Basic	$(0.44)	$0.48	$(0.39)	$0.01
Diluted	$(0.44)	$0.43	$(0.39)	$0.01
Weighted-average shares used to compute net income (loss) per share:
Basic	48,051	42,083	46,655	39,663
Diluted	48,051	47,396	46,655	44,495

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cost of revenue	$83	$63	$344	$240
Sales and marketing	1,809	2,235	8,520	7,415
Technology and development	1,327	1,532	5,788	4,963
General and administrative	3,427	4,717	14,042	17,966
Total stock-based compensation expense	$6,646	$8,547	$28,694	$30,584

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cost of revenue	$9,175	$5,291	$28,853	$19,290
Sales and marketing	2,722	2,137	9,020	8,168
Technology and development	863	556	2,759	1,815
General and administrative	641	556	2,131	1,737
Total depreciation and amortization expense	$13,401	$8,540	$42,763	$31,010

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2016	December 31, 2015
OPERATING ACTIVITIES:
Net loss	$(18,053)	$422
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,763	31,010
Stock-based compensation	28,694	30,584
Loss on disposal of property and equipment	214	58
Change in fair value of contingent consideration	—	306
Unrealized foreign currency gains, net	(1,122)	(72)
Impairment of intangible assets	23,473	—
Deferred income taxes	(6,635)	(5,286)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	25,842	(71,796)
Prepaid expenses and other assets	(3,038)	(1,073)
Accounts payable and accrued expenses	(32,965)	93,135
Other liabilities	947	(432)
Net cash provided by operating activities	60,120	76,856
INVESTING ACTIVITIES:
Purchases of property and equipment	(23,479)	(20,104)
Capitalized internal use software development costs	(9,922)	(8,333)
Acquisitions, net of cash acquired	(238)	(8,647)
Investments in available-for-sale securities	(41,096)	(48,801)
Maturities of available-for-sale securities	37,360	12,001
Change in restricted cash	259	1,023
Net cash used by investing activities	(37,116)	(72,861)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	14,249	13,533
Proceeds from issuance of common stock under employee stock purchase plan	1,886	2,040
Taxes paid related to net share settlement	(6,058)	—
Repayment of debt and capital lease obligations	—	(105)
Net cash provided by financing activities	10,077	15,468
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(157)	(160)
CHANGE IN CASH AND CASH EQUIVALENTS	32,924	19,303
CASH AND CASH EQUIVALENTS — Beginning of period	116,499	97,196
CASH AND CASH EQUIVALENTS — End of period	$149,423	$116,499
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	1,285	1,069
Cash paid for interest	61	62
Capitalized assets financed by accounts payable and accrued expenses	1,627	342
Capitalized stock-based compensation	952	819
Common stock and options issued for business acquisitions	—	76,534
Conversion of contingent consideration to common stock	—	25,608

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$72,667	$94,007	$278,221	$248,484
Plus amounts paid to sellers(1)	204,403	242,014	747,561	756,267
Advertising spend	$277,070	$336,021	$1,025,782	$1,004,751

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$72,667	$94,007	$278,221	$248,484
Less amounts paid to sellers reflected in cost of revenue(2)	5,800	10,275	22,123	21,163
Non-GAAP net revenue	$66,867	$83,732	$256,098	$227,321

(1)	Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2)
Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes. Before our acquisition of Chango in April 2015, we recorded all revenue on a net basis and therefore payments to sellers were not included in cost of revenue prior to April 2015.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income (loss)	$(21,190)	$20,405	$(18,053)	$422
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,206	3,900	22,224	15,297
Amortization of acquired intangibles	6,195	4,640	20,539	15,713
Stock-based compensation expense	6,646	8,547	28,694	30,584
Impairment of intangible assets	23,473	—	23,473	—
Acquisition and related items	(1)	753	333	3,470
Interest income, net	(132)	(45)	(491)	(59)
Foreign currency gain, net	(601)	(19)	(939)	(1,400)
Provision (Benefit) for income taxes	121	(2,149)	(4,860)	(4,561)
Adjusted EBITDA	$21,717	$36,032	$70,920	$59,466

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income (loss)	$(21,190)	$20,405	$(18,053)	$422
Add back (deduct):
Stock-based compensation expense	6,646	8,547	28,694	30,584
Impairment of intangible assets	23,473	—	23,473	—
Acquisition and related items, including amortization of acquired intangibles	6,194	5,393	20,872	19,183
Foreign currency gain, net	(601)	(19)	(939)	(1,400)
Tax effect of Non-GAAP adjustments (1)	3,620	636	(1,608)	(4,449)
Non-GAAP net income	$18,142	$34,962	$52,439	$44,340

(1)
Non-GAAP net income for 2016 includes the estimated tax impact from the expense items reconciling between net income and non-GAAP net income.  For consistency, 2015 historical non-GAAP income has been adjusted to reflect the estimated tax impact of those items.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP EPS TO NON-GAAP EPS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
GAAP net income (loss) per share (1):
Basic	$(0.44)	$0.48	$(0.39)	$0.01
Diluted	$(0.44)	$0.43	$(0.39)	$0.01

Non-GAAP net income(2)	$18,142	$34,962	$52,439	$44,340

Reconciliation of weighted-average shares used to compute net income per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net income per share:	48,051	47,396	46,655	45,199
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	749	—	1,976	—
Dilutive effect of weighted-average acquisition-related contingent shares(3)	—	—	—	—
Dilutive effect of weighted-average acquisition related escrow shares(3)	—	—	392	—
Dilutive effect of weighted-average ESPP(3)	23	—	30	—
Non-GAAP weighted-average shares outstanding	48,823	47,396	49,053	45,199
Non-GAAP earnings per share	$0.37	$0.74	$1.07	$0.98

(1)	Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2)	Refer to reconciliation of net income (loss) to non-GAAP net income.
(3)
In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015

	(in thousands, except percentages)
Channel:
Desktop	$45,786	63%	$61,993	66%	$178,203	64%	$232,070	69%
Mobile	26,881	37	32,014	34	98,867	36	103,951	31
Total	$72,667	100%	$94,007	100%	$277,070	100%	$336,021	100%

	Revenue				Advertising Spend
	Year Ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015

	(in thousands, except percentages)
Channel:
Desktop	$181,407	65%	$177,197	71%	$684,782	67%	$747,543	74%
Mobile	96,814	35	71,287	29	341,000	33	257,208	26
Total	$278,221	100%	$248,484	100%	$1,025,782	100%	$1,004,751	100%